UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 9, 2005


                              LAWSON PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)



             Delaware                   0-10546                  36-2229304
   (State or other jurisdiction        (Commission              (IRS Employer
          of incorporation)           File Number)          Identification No.)


1666 East Touhy Avenue, Des Plaines, Illinois                   60018
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (847) 827-9666


                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 9, 2005, Lawson Products, Inc. (the "Company"), entered into employment agreements with Thomas J. Neri, the Company's Executive Vice President Finance, Planning and Corporate Development; Chief Financial Officer; and Treasurer, and Neil E. Jenkins, the Company's Executive Vice President, Secretary and General Counsel.

         The following description of the employment agreements is a summary of the material terms of each of the agreements and does not purport to be complete, and is qualified in its entirety by reference to each agreement, copies of which are attached to this Form 8-K as Exhibits 10(c)(12) and 10(c)(13), and each of which is incorporated herein by reference.

         Mr. Neri's employment agreement provides that he will receive an annual base salary of $300,000.00. Mr. Jenkins's employment provides that he will receive an annual base salary of $275,000.00. The Executives' annual base salaries may from time to time be increased by the Company's Chief Executive Officer subject to approval of the Compensation Committee of the Board of Directors. The employment agreements provide that each of the Executives will be eligible for discretionary annual incentive bonuses and to participate in the Company's Long-Term Capital Accumulation Plan, in each case as determined by the Compensation Committee of the Board of Directors of the Company.

         The Company may terminate each Executive's employment with or without cause (as defined in the employment agreement). Each Executive may terminate his employment with the Company upon sixty (60) days' prior written notice. Each Executive's employment will terminate automatically upon his death or permanent disability.

         In the event of an Executive's termination of employment without cause, the Company will continue to pay the Executive's base salary and provide him with certain benefits for a period of up to two years. During such salary continuation period, the Executive is obligated to provide certain limited consulting services to the Company. In the event an Executive dies while employed by the Company, the Executive will receive an amount equal to two times the Executive's then current annual base salary.

         Pursuant to the terms of the employment agreement, each Executive has agreed not to compete with the Company during the term of the employment agreement, while receiving salary continuation payments, if any, and for a period of two (2) years thereafter. The employment agreements also contain provisions related to return of Company property, non-disclosure of Company confidential information and other restrictive covenants related to non-solicitation of Company employees, agents and customers.



ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.


(c) Exhibits:


Exhibit 10(c)(12) Employment Agreement dated as of March 9, 2005 between the Company and Mr. Neri.

Exhibit 10(c)(13) Employment Agreement dated as of March 9, 2005 between the Company and Mr. Jenkins.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               LAWSON PRODUCTS, INC.


Date:  March 14, 2005                          /s/ Thomas J. Neri
                                               ---------------------------------
                                               Name:  Thomas J. Neri
                                               Title:  Executive Vice President,
                                                       Finance, Planning and
                                                       Corporate Development;
                                                       Chief Financial Officer;
                                                       and Treasurer